UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10067
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities
As previously disclosed, on March 3, 2025, Ares Core Infrastructure Fund (the “Fund”) sold common shares of beneficial interest (the “Common Shares”) for an aggregate purchase price of $35.0 million. The number of Common Shares to be issued was finalized on March 21, 2025. The purchase price per Common Share equaled the Fund’s net asset value (“NAV”) per Common Share as of February 28, 2025. The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The following table details the Common Shares sold:

Date of Unregistered Sales	Amount of Common Shares	Total Consideration (in millions)
March 3, 2025 (number of Common Shares finalized on March 21, 2025)	1,402,642	$35.0
Item 8.01 Other Events.
Net Asset Value

The NAV per Common Share of the Fund as of February 28, 2025, as determined in accordance with the valuation policies and procedures employed by Ares Capital Management II LLC, the Fund’s investment adviser, was as follows:

NAV as of February 28, 2025
Common Share	$24.9241

As of February 28, 2025, the Fund’s aggregate NAV was approximately $532.8 million and the fair value of its portfolio investments was approximately $341.8 million.

February, March, April, May and June 2025 Distributions

As previously disclosed on January 16, 2025, the Fund announced the declaration of regular monthly gross distributions for February and March 2025, and on March 13, 2025, the Fund announced the declaration of regular monthly gross distributions for April, May and June 2025, in each case for its Common Shares in the amounts per share set forth below:

Record Date	Payment Date(1)	Gross Distribution Per Common Share
February 28, 2025	March 25, 2025	$0.2250
March 31, 2025	April 23, 2025	$0.2250
April 30, 2025	May 22, 2025	$0.2106
May 30, 2025	June 25, 2025	$0.2102
June 30, 2025	July 23, 2025	$0.2079

(1) The distributions on the Fund's Common Shares will be paid on or about the payment dates set above.
These distributions will be paid in cash or reinvested in the Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary
As of February 28, 2025, the Fund had one equity investment(1) with total fair value of approximately $341.8 million. As of February 28, 2025, based on fair value, the Fund’s portfolio investments consisted of the following:

As of February 28, 2025
Portfolio Investments
Other equity	100.00%
Total	100.00%

(1)The underlying 2.6 gigawatt portfolio consists of 15 projects in operation across Electric Reliability Council of Texas, Midcontinent Independent System Operator, PJM and Southwest Power Pool, of which 53% is solar, 25% wind and 22% co-located battery storage capacity.

Status of the Offering

As of the date hereof, the Fund has issued a total of 22,706,236 Common Shares for aggregate consideration of $568.5 million. The Common Shares issued amount does not include Common Shares issued through the Fund’s distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: March 21, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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